Registration No. 33-
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               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
           __________________________________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1993

                       ALLTEL CORPORATION
   (Exact name of Registrant as specified in its charter)

            Delaware                          34-0868285

 (State or other jurisdiction of     (I.R.S.Employer Identification No.)
  incorporation or organization)

 One Allied Drive, Little Rock, Arkansas 72203 (501) 661-8000
               (Address, including zip code, of
                 principal executive offices)
             _____________________________________

                ALLTEL CORPORATION THRIFT PLAN
                   (Full title of the plan)
             ______________________________________

                       FRANCIS X. FRANTZ
           Senior Vice President - External Affairs
         One Allied Drive, Little Rock, Arkansas 72203
                        (501) 661-8000
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
            ________________________________________

                CALCULATION OF REGISTRATION FEE

                      Amount   Proposed Maximum  Proposed Maximum    Amount of
Title of Securities    to be    Offering Price  Aggregate Offering  Registration
to be Registered    Registered    Per Unit (1)      Price (1)            Fee
Common Stock,
$1.00 Par Value (2)  1,000,000     $25.6875        $25,687,500        $8,857.82
________________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the reported high and low sales prices of a share of Common Stock on October 28, 1994, as reported on the New York Stock Exchange Composite Tape.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
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                              -1-
                                  PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

           (a) ALLTEL Corporation's ("ALLTEL") Annual Report on Form 10-K for the year ended December 31, 1993;

           (b) ALLTEL Corporation Thrift Plan (the "Plan") Annual Report on Form 11-K for the year ended December 31, 1993;

           (c) ALLTEL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994; and

           (d) The description of ALLTEL's Common Stock and the related eries A Preferred Stock Purchase Rights contained in the registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by ALLTEL and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not applicable.

Item 6.     Indemnification of Directors and Officers.

      Article VII of ALLTEL's Amended and Restated Certificate of Incorporation (the "Certificate") provides for the indemnification of directors, officers, agents and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers,

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
agents and employees, respectively. The Certificate provides for indemnification to the fullest extent permitted by Delaware law. Any expansion of the protection afforded directors, officers, agents or employees by the Delaware General Corporation Law automatically is extended to ALLTEL's directors, officers, agents or employees, as the case may be. The Certificate also permits ALLTEL to advance expenses incurred by a director or officer in a legal proceeding prior to final disposition of the proceeding.

      In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under these indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it from time to time may be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors' and officers' liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933 (the "Securities Act"). ALLTEL will indemnify such officers and directors under the indemnity agreements from all losses arising out of claims made against them except those based upon illegal personal profit, recovery of short-swing profits or dishonesty, provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.

      The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, agents and employees under some circumstances and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify an officer, director, agent or employee for fines, judgments or settlements, as well as expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, agent or employee in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, agent or employee is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, agents and employees, regardless whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            See Index to Exhibits following signature pages.

      ALLTEL has submitted or will submit, the Plan and any amendments thereto to the Internal Revenue Service in a timely manner, and has made or will make, all changes required by the Internal Revenue Service to qualify the Plan.

Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

           (1)  To file, during any period in which
      offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i)   To include any prospectus required by
            Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                 (iii) To include any material information with
            respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided; however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Exchange

Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

      The Registrant.   Pursuant to the requirements of the
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on November 2, 1994.

                                   ALLTEL CORPORATION



                                 By:   /s/ Francis X. Frantz
                                      Name:  Francis X. Frantz
                                      Title: Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Title and Signature                         Date

Joe T. Ford, Chairman and Chief Executive
Officer (principal executive officer) and
Director; Max E. Bobbitt, President and
Chief Operating Officer and Director; Tom
T. Orsini, Senior Vice President -
Finance and Corporate Development and
Assistant Secretary (principal financial officer); Dennis J. Ferra,
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

Senior Vice President - Accounting and
Administration (principal accounting
officer); Lawrence L. Gellerstedt, III,
Director; W.W. Johnson, Director; Emon A.
Mahony, Jr., Director; George C.
McConnaughey, Director; John P.
McConnell, Director; Philip F. Searle,
Director;  John E. Steuri, Director; Carl
H. Tiedemann, Director; Ronald Townsend,
Director; and William H. Zimmer, Jr.,
Director.


                                   By:  /s/  Francis X. Frantz
                                      Name:   Francis X. Frantz
                                      Title:  Attorney-in-Fact

      The Plan.   Pursuant to the requirements of the
Securities Act of 1933, the ALLTEL Corporation Thrift Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on November 2, 1994.

                                   ALLTEL CORPORATION
                                   THRIFT PLAN

                                   By: SYSTEMATICS INFORMATION
                                      SERVICES, INC.

                                   By:  /s/ John E. Steuri
                                      Name:   John E. Steuri
                                      Title:  Chairman and
                                              Chief Executive Officer
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

                       INDEX TO EXHIBITS


Exhibit

(4)   INSTRUMENTS DEFINING THE RIGHTS
      OF SECURITY HOLDERS, INCLUDING
      INDENTURES:

 4.1  Amended and Restated
      Certificate of
      Incorporation of
      ALLTEL Corporation                Incorporated herein by
                                        reference to Exhibit B
                                        to ALLTEL's Proxy
                                        Statement dated March 9, 1990

 4.2  Bylaws of ALLTEL Corporation      Incorporated herein by
                                        reference to Exhibit C
                                        to ALLTEL's Proxy
                                        Statement dated March 9, 1990

 4.3  Amended and Restated
      Rights Agreement,
      dated as of April 26,
      1989, between ALLTEL
      Corporation and
      Ameritrust Company, N.A.          Incorporated herein by
                                        reference to ALLTEL's Form 8
                                        dated April 26, 1989, filed
                                        with the Commission on
                                        April 28, 1989

 4.4  First Amendment to Amended
      and Restated Rights
      Agreement, dated as of
      April 16, 1990, between
      ALLTEL Corporation and
      Ameritrust Company, N.A.          Incorporated herein by
                                        reference to ALLTEL's Form
                                        SE filed with the Commission
                                        on April 23, 1990

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

4.5   Thrift Plan for Employees of
      Systematics Inc. dated as of
      June 1, 1989, as amended by
      an Amendment, dated June 1,
      1990, as amended by a Second
      Amendment, dated January 27,
      1992, as amended by a Third
      Amendment, dated January 27,
      1992, (amending name to
      Thrift Plan for Employees of
      Systematics Information
      Services, Inc.), as amended
      by a Fourth Amendment, dated
      July 27, 1992, as amended by
      a Fifth Amendment, dated
      December 18, 1992, as
      amended by a Sixth
      Amendment, dated November 1,
      1992, as amended by a
      Seventh Amendment, dated
      October 24, 1994, as amended
      by an Eighth Amendment,
      dated October 24, 1994
      (amending name to ALLTEL
      Corporation Thrift Plan)               Attached hereto as Exhibit 4.5

4.6   Restated Trust Agreement for
      Thrift Plan for
      Employees of Systematics
      Information Services, Inc.
      and Participating
      Affiliates, dated as of
      December 18, 1992                      Attached hereto as Exhibit 4.6


(23)  CONSENTS OF EXPERTS AND COUNSEL:

 23.1 Consent of Arthur Andersen L.L.P.      Attached hereto as Exhibit 23.1


(24)  POWERS OF ATTORNEY:

 24.1 Powers of attorney of each person
      whose signature on this Registration
      Statement was signed pursuant to a
      power of attorney                      Attached hereto as Exhibit 24.1

 24.2 Resolutions of ALLTEL's Board of
      Directors authorizing execution of
      this Registration Statement pursuant
      to a power of attorney                 Attached hereto as Exhibit 24.2

(27)  FINANCIAL DATA SCHEDULES

 27.1 Financial Data Schedules dated as of
      June 30, 1994                          Attached hereto as Exhibit 27.1

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